Filed Pursuant to Rule 424(b)(2)
File No. 333-202840

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Series K, Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021	$610,000	$75.94

(1)

The total filing fee of $75.94 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 976 dated December 14, 2017 (To Market Measure Supplement dated March 18, 2015, Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015)

Wells Fargo & Company Medium-Term Notes, Series K ETF Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund and

the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

■	Linked to the lowest performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF (each referred to as a “Fund”)
■

Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the fund closing price of the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund closing price on that calculation day as a percentage of its starting price

■

Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the lowest performing Fund on the calculation day for that quarter is greater than or equal to its threshold price. However, if the fund closing price of the lowest performing Fund on a calculation day is less than its threshold price, you will not receive any contingent coupon for the relevant quarter. If the fund closing price of the lowest performing Fund is less than its threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate is 6.80% per annum

■

Automatic Call. If the fund closing price of the lowest performing Fund on any of the quarterly calculation days from December 2018 to September 2021, inclusive, is greater than or equal to its starting price, we will automatically call the securities for the original offering price plus a final contingent coupon payment

■

Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the fund closing price of the lowest performing Fund on the final calculation day is greater than or equal to its threshold price. If the fund closing price of the lowest performing Fund on the final calculation day is less than its threshold price, you will lose more than 30%, and possibly all, of the original offering price of your securities

■	The threshold price for each Fund is equal to 70% of its starting price
■

If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Fund from its starting price if its fund closing price on the final calculation day is less than its threshold price, but you will not participate in any appreciation of either Fund and will not receive any dividends on shares of either Fund

■

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of the better performing Fund. Therefore, you will be adversely affected if either Fund performs poorly, even if the other Fund performs favorably

■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of either Fund or any securities held by either Fund for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated value of the securities is $927.67 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-12.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$37.50	$962.50
Total	$610,000.00	$22,875.00	$587,125.00
(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Investment Description

The Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021 are senior unsecured debt securities of Wells Fargo & Company (“Wells Fargo”) that do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described in this pricing supplement. Whether the securities pay a quarterly contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case upon the fund closing price of the lowest performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF (each referred to as a “Fund”) on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund closing price on that calculation day as a percentage of its starting price. The securities provide:

(i)

quarterly contingent coupon payments at a rate of 6.80% per annum until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the lowest performing Fund on the applicable quarterly calculation day is greater than or equal to 70% of its starting price;

(ii)

the possibility of an automatic early call of the securities for an amount equal to the original offering price plus a final contingent coupon payment if the fund closing price of the lowest performing Fund on any of the quarterly calculation days from December 2018 to September 2021, inclusive, is greater than or equal to its starting price; and

(iii)	if the securities are not automatically called prior to stated maturity:

(a)

repayment of the original offering price if, and only if, the fund closing price of the lowest performing Fund on the final calculation day has not declined by more than 30% from its starting price; and

(b)

full exposure to the decline in the price of the lowest performing Fund on the final calculation day from its starting price if the lowest performing Fund has declined by more than 30% from its starting price.

If the fund closing price of the lowest performing Fund on any quarterly calculation day is less than 70% of its starting price, you will not receive any contingent coupon payment for that quarter. If the securities are not automatically called prior to stated maturity and the fund closing price of the lowest performing Fund on the final calculation day has declined by more than 30% from its starting price, you will lose more than 30%, and possibly all, of the original offering price of your securities at stated maturity. Accordingly, you will not receive any protection if the fund closing price of the lowest performing Fund on the final calculation day has declined by more than 30% from its starting price.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of either Fund, but you will be fully exposed to the decline in the lowest performing Fund on the final calculation day if the securities are not automatically called prior to stated maturity and the fund closing price of the lowest performing Fund on the final calculation day has declined by more than 30% from its starting price.

All payments on the securities are subject to the credit risk of Wells Fargo.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of the better performing Fund. Therefore, you will be adversely affected if either Fund performs poorly, even if the other Fund performs favorably.

The securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of both Funds. Unlike those alternative investments, the securities will be subject to the full risks of both Funds, with no offsetting benefit from the better performing Fund. The securities are designed for investors who understand and are willing to bear this additional risk in exchange for the potential contingent coupon payments that the securities offer. Because the securities may be adversely affected by poor performance by either Fund, you should not invest in the securities unless you understand and are willing to accept the full downside risks of both Funds.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Investment Description (Continued)

The Energy Select Sector SPDR® Fund is an exchange traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the performance of the Energy Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The SPDR® S&P® Oil & Gas Exploration & Production ETF is an exchange traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the performance of the S&P® Oil & Gas Exploration & Production Select Industry® Index, an equity index that is intended to measure the performance of the oil & gas exploration & production sub-industry of the S&P® Total Market Index, a benchmark that measures the performance of the United States equity market.

You should read this pricing supplement together with the market measure supplement dated March 18, 2015, the prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015 for additional information about the securities. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096591/d890724d424b2.htm

•	Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096449/d890684d424b2.htm

SPDR®, S&P® S&P 500® and Select Sector SPDRs® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The securities are not sponsored, endorsed, sold or promoted by either the Select Sector SPDR® Trust or the SPDR® Series Trust (the “SPDR Trusts”), SSgA Funds Management, Inc. (“SSgA”) or S&P Financial. None of the SPDR Trusts, SSgA or S&P Financial makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of the SPDR Trusts, SSgA or S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the Energy Select Sector SPDR® Fund or the SPDR® S&P® Oil & Gas Exploration & Production ETF.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Investment Description (Continued)

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Investor Considerations

We have designed the securities for investors who:

■

seek an investment with contingent quarterly coupon payments at a rate of 6.80% per annum until the earlier of stated maturity or automatic call, if, and only if, the fund closing price of the lowest performing Fund on the applicable quarterly calculation day is greater than or equal to 70% of its starting price;

■

understand that if the fund closing price of the lowest performing Fund on the final calculation day has declined by more than 30% from its starting price, they will be fully exposed to the decline in the lowest performing Fund from its starting price and will lose more than 30%, and possibly all, of the original offering price at stated maturity;

■

are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon payment dates over the term of the securities and may lose all of the original offering price per security at maturity;

■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately one year;

■

understand that the return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day and that they will not benefit in any way from the performance of the better performing Fund;

■	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of both Funds;

■	understand and are willing to accept the full downside risks of both Funds;

■	are willing to forgo participation in any appreciation of either Fund and dividends on shares of the Funds; and

■	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	require full payment of the original offering price of the securities at stated maturity;

■	seek a security with a fixed term;

■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

■	are unwilling to accept the risk that the fund closing price of the lowest performing Fund on the final calculation day may decline by more than 30% from its starting price;

■	seek certainty of current income over the term of the securities;

■	seek exposure to the upside performance of either or both Funds;

■

seek exposure to a basket composed of both Funds or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;

■	are unwilling to accept the risk of exposure to companies in the energy sector and companies in the oil and gas exploration and production industry in the United States equity market;

■	are unwilling to accept the credit risk of Wells Fargo; or

■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Terms of the Securities

Market Measures:	The Energy Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF (each referred to as a “Fund,” and collectively as the “Funds”).

Pricing Date:	December 14, 2017.

Issue Date:	December 19, 2017. (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its threshold price.

If the fund closing price of the lowest performing Fund on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of the lowest performing Fund is less than its threshold price on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Each quarterly contingent coupon payment, if any, will be calculated per security as follows: $1,000 × contingent coupon rate × (90/360). Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable), provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date. If a calculation day is postponed with respect to one or both Funds, the related contingent coupon payment date will be three business days after the last calculation day as postponed.

Contingent Coupon Rate:	The “contingent coupon rate” is 6.80% per annum.

Automatic Call:

If the fund closing price of the lowest performing Fund on any of the quarterly calculation days from December 2018 to September 2021, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon payment. The securities will not be subject to automatic call until the fourth quarterly calculation day, which is approximately one year after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:

Quarterly, on the 14th day of each March, June, September and December, commencing March 2018 and ending September 2021, and the final calculation day, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to December 14, 2021 as the “final calculation day.”

Call Settlement Date:

Three business days after the applicable calculation day (as such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable). If a calculation day is postponed with respect to one or both Funds, the related call settlement date will be three business days after the last calculation day as postponed.

Stated Maturity Date:

December 17, 2021. If the final calculation day is postponed, the stated maturity date will be the later of (i) December 17, 2021 and (ii) three business days after the last final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Terms of the Securities (Continued)

Payment at Stated Maturity:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the redemption amount (in addition to the final contingent coupon payment, if any). The “redemption amount” per security will equal:

• if the ending price of the lowest performing Fund on the final calculation day is greater than or equal to its threshold price: $1,000; or
• if the ending price of the lowest performing Fund on the final calculation day is less than its threshold price:
$1,000 × performance factor of the lowest performing Fund on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, you will lose more than 30%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of either Fund, but you will have full downside exposure to the lowest performing Fund on the final calculation day if the ending price of that Fund is less than its threshold price.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Lowest Performing Fund:

For any calculation day, the “lowest performing Fund” will be the Fund with the lowest performance factor on that calculation day (as such calculation day may be postponed for one or both Funds pursuant to “—Postponement of a Calculation Day” below, if applicable).

Performance Factor:	With respect to a Fund on any calculation day, its fund closing price on such calculation day divided by its starting price (expressed as a percentage).

Fund Closing Price:

With respect to a Fund, the “fund closing price” on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.

Closing Price:

The “closing price” with respect to a share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of such share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such share (or any such other security) is listed or admitted to trading.

Adjustment Factor:

The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

Starting Price:

With respect to the Energy Select Sector SPDR® Fund: $69.24, its fund closing price on the pricing date.

With respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF: $34.48, its fund closing price on the pricing date.

Ending Price:	The “ending price” of a Fund will be its fund closing price on the final calculation day.

Threshold Price:

With respect to the Energy Select Sector SPDR® Fund: $48.468, which is equal to 70% of its starting price.

With respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF: $24.136, which is equal to 70% of its starting price.

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Terms of the Securities (Continued)

Postponement of a Calculation Day:

If any calculation day is not a trading day with respect to either Fund, such calculation day for each Fund will be postponed to the next succeeding day that is a trading day with respect to each Fund. A calculation day for a Fund is also subject to postponement due to the occurrence of a market disruption event with respect to such Fund on such calculation day. See “Additional Terms of the Securities—Market Disruption Events.”

Calculation Agent:	Wells Fargo Securities, LLC

No Listing:	The securities will not be listed on any securities exchange or automated quotation system.

Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $37.50 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	95000E4X4

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the lowest performing Fund on the related quarterly calculation day.

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund with the lowest performance factor on that calculation day. The performance factor of a Fund on a calculation day is its fund closing price on that calculation day as a percentage of its starting price (i.e., its fund closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the fund closing price of the lowest performing Fund on the relevant calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the redemption amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day. The lowest performing Fund on the final calculation day is the Fund with the lowest performance factor on the final calculation day. The performance factor of a Fund on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the redemption amount based on the ending price of the lowest performing Fund, as follows:

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Hypothetical Payout Profile

The following profile illustrates the potential payment at stated maturity on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Fund on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Fund on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Fund is not relevant to your return on the securities.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying a Fund is sometimes referred to as its “underlying index.”

If The Securities Are Not Automatically Called Prior to Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a payment at stated maturity that will be equal to or less than the original offering price per security, depending on the ending price of the lowest performing Fund on the final calculation day.

If the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, the payment you receive at stated maturity will be reduced by an amount equal to the decline in the price of the lowest performing Fund from its starting price (expressed as a percentage of its starting price). The threshold price for each Fund is 70% of its starting price. For example, if the securities are not automatically called and the lowest performing Fund on the final calculation day has declined by 30.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the original offering price per security. As a result, you will not receive any protection if the price of the lowest performing Fund on the final calculation day declines significantly and you may lose some, and possibly all, of the original offering price per security at stated maturity, even if the price of the lowest performing Fund is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Fund on the final calculation day is greater than its threshold price, the amount you receive at stated maturity will not exceed the original offering price, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Four-Year Term Of The Securities.

On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its threshold price. If the fund closing price of the lowest performing Fund on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of the lowest performing Fund is less than its threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire four-year term of the securities.

The Securities Are Subject To The Full Risks Of Both Funds And Will Be Negatively Affected If Either Fund Performs Poorly, Even If The Other Fund Performs Favorably.

You are subject to the full risks of both Funds. If either Fund performs poorly, you will be negatively affected, even if the other Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of one Fund could offset the poor performance of the other Fund. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of both Funds. You should not invest in the securities unless you understand and are willing to accept the full downside risks of both Funds.

Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Fund.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. Although it is necessary for both Funds to close above their respective threshold prices on the relevant calculation day in order for you to receive a quarterly contingent coupon payment and for you to be repaid the original offering price of your securities at maturity, you will not benefit in any way from the performance of the better performing Fund. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of the better performing Fund

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Risk Factors (Continued)

would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

You Will Be Subject To Risks Resulting From The Relationship Between The Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Fund is not relevant to your return on the securities. It is impossible to predict what the relationship between the Funds will be over the term of the securities. Although the Funds both represent the United States equity markets, it is important to understand that they represent different segments of the United States equity markets—the energy sector in one case and the oil and gas exploration and production industry in the other—and those segments may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Fund On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Either Fund.

Even though you will be fully exposed to a decline in the price of the lowest performing Fund on the final calculation day if its ending price is below its threshold price, you will not participate in any increase in the price of either Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of either or both Funds.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the original offering price per security at maturity. The volatility of the Funds and the correlation between the Funds are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of a Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Funds or lower expected correlation between the Funds as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Fund will be less than its threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the fund closing price of at least one Fund will be less than its threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of either Fund or any securities held by either Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Risk Factors (Continued)

to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the price of each Fund at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•

Performance Of The Funds. The value of the securities prior to maturity will depend substantially on the price of each Fund. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the price of the lowest performing Fund at such time is less than, equal to or not sufficiently above its starting price or its threshold price.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Funds. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Funds changes.

•

Correlation Between The Funds. Correlation refers to the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation between the Funds may be positive, zero or negative. The value of the securities is likely to decrease if the correlation between the Funds decreases.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Risk Factors (Continued)

•

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current prices of the Funds. This difference will most likely reflect a discount due to expectations and uncertainty concerning the prices of the Funds during the period of time still remaining to the stated maturity date.

•

Dividend Yields On The Securities Held By The Funds. The value of the securities may be affected by the dividend yields on securities held by the Funds (the amount of such dividends may influence the closing price of the shares of the Funds).

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of either or both of the Funds. Because numerous factors are expected to affect the value of the securities, changes in the price of the Funds may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Historical Prices Of The Funds Or The Securities Included In The Funds Should Not Be Taken As An Indication Of The Future Performance Of The Funds During The Term Of The Securities.

The trading prices of the shares of the Funds will determine the prices of the Funds and, therefore, whether the securities will be automatically called prior to stated maturity, the amount payable to you at maturity and whether contingent coupon payments will be made. As a result, it is impossible to predict whether the closing prices of the Funds will fall or rise compared to their respective starting prices. The trading prices of the shares of the Funds will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the Funds and the securities comprising the Funds are traded and the values of the Funds and such securities. Accordingly, any historical prices of the Funds do not provide an indication of the future performance of the Funds.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Energy Sector.

The stocks included in the Energy Select Sector Index and that are generally tracked by the Energy Select Sector SPDR® Fund are stocks of companies whose primary business is directly associated with the energy sector, including the following two sub-sectors: oil, gas and consumable fuels; and energy equipment and services. Because the value of the securities is linked to the performance of the Energy Select Sector SPDR® Fund, an investment in the securities exposes investors to risks associated with investments in the stocks of companies in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating conditions of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates; weather conditions; the cost of exploring for, producing and delivering oil and gas; technological advances affecting energy efficiency and energy consumption; the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil; currency fluctuations; inflation; natural disasters; civil unrest, acts of sabotage or terrorism; and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Risk Factors (Continued)

affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to a more broadly diversified group of issuers.

All of these factors could have an adverse effect on the fund closing price of the Energy Select Sector SPDR® Fund and, therefore, on the value of the securities. In addition, the Energy Select Sector SPDR® Fund is classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of companies. As a result, the Energy Select Sector SPDR® Fund may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

The Energy Select Sector SPDR® Fund May Not Be Representative Of An Investment In The Energy Sector.

The Energy Select Sector SPDR® Fund does not represent a direct investment in the energy sector. The Energy Select Sector SPDR® Fund consists of securities of companies whose primary lines of business are directly associated with the energy sector. As a result, the fund closing price of the Energy Select Sector SPDR® Fund will be influenced by a variety of economic, financial and other factors affecting those companies, some of which may be unrelated to the market and other conditions applicable to the U.S. energy sector. As a result, the Energy Select Sector SPDR® Fund may not perfectly correlate with the performance in the energy sector and the fund closing price of the Energy Select Sector SPDR® Fund could decrease even if the performance of the energy sector as a whole increases.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Oil And Gas Exploration And Production Industry.

The SPDR® S&P® Oil & Gas Exploration & Production ETF, because it is concentrated in the oil and gas exploration and production industry, may be adversely affected not only by the performance of the companies in the oil and gas exploration and production industry in which it invests but also may be more susceptible to any single economic, market, political or regulatory occurrence affecting the oil and gas exploration and production industry. Oil and gas companies develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the SPDR® S&P® Oil & Gas Exploration & Production ETF’s performance. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims.

In addition, the SPDR® S&P® Oil & Gas Exploration & Production ETF is classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the SPDR® S&P® Oil & Gas Exploration & Production ETF may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

The SPDR® S&P® Oil & Gas Exploration & Production ETF May Not Be Representative Of An Investment In The Oil And Gas Exploration And Production Industry.

The SPDR® S&P® Oil & Gas Exploration & Production ETF does not represent a direct investment in the oil and gas exploration and production industry. The SPDR® S&P® Oil & Gas Exploration & Production ETF consists of securities of companies whose primary lines of business are directly associated with the oil and gas exploration and production industry. As a result, the fund closing price of the SPDR® S&P® Oil & Gas Exploration & Production ETF will be influenced by a variety of economic, financial and other factors affecting those companies, some of which may be unrelated to the market or other conditions applicable to the oil and gas exploration and production industry. As a result, the SPDR® S&P® Oil & Gas Exploration & Production ETF may not perfectly correlate with the performance of the oil and gas exploration and production industry and the fund closing price of the SPDR® S&P® Oil & Gas Exploration & Production ETF could decrease even if the performance of the oil and gas exploration and production industry as a whole increases.

Changes That Affect A Fund Or Its Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the sponsor of a Fund (its “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its underlying index are reflected in such Fund, and changes in those policies, could affect the fund closing price of the shares of such Fund and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at stated maturity and whether contingent

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Risk Factors (Continued)

coupon payments will be made. Similarly, the policies of the sponsor of a Fund’s underlying index (the “underlying index sponsor”) concerning the calculation of such underlying index and the addition, deletion or substitution of securities comprising such underlying index and the manner in which such underlying index sponsor takes account of certain changes affecting such securities may affect the level of such underlying index and the fund closing price of the shares of such Fund and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at stated maturity and whether contingent coupon payments will be made. An underlying index sponsor could also discontinue or suspend calculation or dissemination of the applicable underlying index or materially alter the methodology by which it calculates such underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Underlying Index.

Actions by any company whose securities are included in a Fund or in its underlying index may have an adverse effect on the price of its security, the fund closing price of the related Fund on any calculation day, the ending price of such Fund and the value of the securities. We are not affiliated with any company whose security is represented in a Fund or its underlying index. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Either Fund Sponsor Or Either Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with either fund sponsor or either underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of a Fund or its underlying index. We have derived the information about the sponsors and each Fund and its underlying index contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Fund, its underlying index and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Underlying Index.

The performance of the shares of a Fund may not exactly replicate the performance of its underlying index because such Fund may not invest in all of the securities included in its underlying index and because such Fund will reflect transaction costs and fees that are not included in the calculation of its underlying index. A Fund may also hold securities or derivative financial instruments not included in its underlying index. It is also possible that a Fund may not fully replicate the performance of its underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from the net asset value per share of such Fund. As a result, the performance of a Fund may not correlate perfectly with the performance of its underlying index, and the return on the securities based on the performance of a Fund will not be the same as the return on securities based on the performance of its underlying index.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of Either Fund.

You will not become a holder of shares of either Fund or a holder of securities included in its underlying index as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. At stated maturity, you will have no right to receive delivery of any shares or securities.

Anti-dilution Adjustments Relating To The Shares Of The Funds Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing price of each Fund. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor for either Fund, the value of the securities may be adversely affected.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to a Fund will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to either Fund or if the calculation agent determines that a market disruption event has

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Risk Factors (Continued)

occurred or is continuing with respect to that Fund on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the fund closing price of each Fund on each calculation day, the ending price of each Fund, whether the securities are automatically called and whether you receive a contingent coupon payment on a contingent coupon payment date and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to either Fund on a scheduled calculation day, which may result in postponement of that calculation day with respect to that Fund; determining the fund closing price of a Fund if a calculation day is postponed with respect to that Fund to the last day to which it may be postponed and a market disruption event occurs with respect to that Fund on that day; adjusting the adjustment factor with respect to a Fund and other terms of the securities in certain circumstances; if a Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of that Fund; and determining whether to adjust the fund closing price of a Fund on a calculation day in the event of certain changes in or modifications to that Fund or its underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the Funds. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a Fund or its underlying index or the companies whose securities are included in a Fund or its underlying index (such research reports referred to as research reports relating to a Fund). This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports relating to a Fund could adversely affect the price of the applicable Fund and, therefore, could adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Funds from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to the Funds published on or prior to the pricing date could result in an increase in the prices of the Funds on the pricing date, which would adversely affect investors in the securities by increasing the price at which each Fund must close on each calculation day (including the final calculation day) in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in a Fund may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in a Fund or its underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of a Fund and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Risk Factors (Continued)

are included in a Fund or its underlying index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Funds. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Funds, securities included in the Funds or their underlying indices or listed or over-the-counter derivative or synthetic instruments related to the Funds or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Funds or any of the securities included in the Funds or their underlying indices, or derivative or synthetic instruments related to the Funds or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the Funds or their underlying indices. These hedging activities could potentially adversely affect the prices of the shares of the Funds and, therefore, could adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Funds. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Funds or the securities included in the Funds or their underlying indices and other instruments relating to the Funds or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the shares of the Funds and, therefore, could adversely affect the value of and your return on the securities.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to any concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of IRS regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2017 or 2018 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Fund on the final calculation day, the hypothetical redemption amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Fund on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Fund on final calculation day	Hypothetical payment at stated maturity per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
69.00%	$690.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the redemption amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Fund on the final calculation day. The performance of the better performing Fund is not relevant to your return on the securities.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Hypothetical Contingent Coupon Payments

Set forth below are three examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on a quarterly contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples assume the hypothetical starting price, threshold price and fund closing prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for either Fund. The actual starting price and threshold price for each Fund are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Funds, see the historical information set forth under the sections titled “The Energy Select Sector SPDR® Fund” and “The SPDR® S&P® Oil & Gas Exploration & Production ETF” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	Energy Select Sector SPDR® Fund	SPDR® S&P® Oil & Gas Exploration & Production ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$90.00	$80.00
Hypothetical threshold price:	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	90.00%	80.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the SPDR® S&P® Oil & Gas Exploration & Production ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $17.00 per security, which is the product of $1,000 × 6.80% per annum × (90/360), rounded to the nearest cent.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Hypothetical Contingent Coupon Payments (Continued)

Example 2. The fund closing price of the lowest performing Fund on the relevant calculation day is less than its threshold price. As a result, investors do not receive a contingent coupon payment on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	Energy Select Sector SPDR® Fund	SPDR® S&P® Oil & Gas Exploration & Production ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$69.00	$125.00
Hypothetical threshold price:	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	69.00%	125.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the Energy Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is less than its threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the fund closing price of the better performing Fund on the relevant calculation day is greater than its starting price. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a quarterly contingent coupon payment date will depend solely on the fund closing price of the lowest performing Fund on the relevant calculation day. The performance of the better performing Fund is not relevant to your return on the securities.

Example 3. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable quarterly contingent coupon payment date for the original offering price plus a final contingent coupon payment.

	Energy Select Sector SPDR® Fund	SPDR® S&P® Oil & Gas Exploration & Production ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$115.00	$105.00
Hypothetical threshold price:	$70.00	$70.00
Performance factor (fund closing price on calculation day divided by starting price):	115.00%	105.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the SPDR® S&P® Oil & Gas Exploration & Production ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the original offering price plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,017.00 per security.

If the securities are automatically called prior to maturity, you will not receive any further payments after the call settlement date.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Hypothetical Payment at Stated Maturity

Set forth below are three examples of calculations of the redemption amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for either Fund. The actual starting price and threshold price for each Fund are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Funds, see the historical information set forth under the sections titled “The Energy Select Sector SPDR® Fund” and “The SPDR® S&P® Oil & Gas Exploration & Production ETF” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Fund on the final calculation day is greater than its starting price, the redemption amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	Energy Select Sector SPDR® Fund	SPDR® S&P® Oil & Gas Exploration & Production ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$145.00	$135.00
Hypothetical threshold price:	$70.00	$70.00
Performance factor (ending price divided by starting price):	145.00%	135.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the SPDR® S&P® Oil & Gas Exploration & Production ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the redemption amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical threshold price, the redemption amount would equal the original offering price. Although the hypothetical ending price of the lowest performing Fund on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the redemption amount will not exceed the original offering price.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. The ending price of the lowest performing Fund on the final calculation day is less than its starting price but greater than its threshold price, the redemption amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	Energy Select Sector SPDR® Fund	SPDR® S&P® Oil & Gas Exploration & Production ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$80.00	$115.00
Hypothetical threshold price:	$70.00	$70.00
Performance factor (ending price divided by starting price):	80.00%	115.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the Energy Select Sector SPDR® Fund has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the redemption amount based on the ending price of the lowest performing Fund on the final calculation day.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Hypothetical Payment at Stated Maturity (Continued)

Since the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but not by more than 30%, you would be repaid the original offering price of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 3. The ending price of the lowest performing Fund on the final calculation day is less than its threshold price, the redemption amount is less than the original offering price of your securities at maturity and you do not receive a final contingent coupon payment:

	Energy Select Sector SPDR® Fund	SPDR® S&P® Oil & Gas Exploration & Production ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$120.00	$45.00
Hypothetical threshold price:	$70.00	$70.00
Performance factor (ending price divided by starting price):	120.00%	45.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the SPDR® S&P® Oil & Gas Exploration & Production ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the redemption amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price by more than 30%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to $450.00 per security, calculated as follows:

  = $1,000 × performance factor of the lowest performing Fund on the final calculation day

  = $1,000 × 45.00%

  = $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of either Fund, but will be fully exposed to a decrease in the lowest performing Fund if the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, even if the ending price of the other Fund has appreciated or has not declined below its respective threshold price.

To the extent that the starting price, threshold price and ending price of the lowest performing Fund differ from the values assumed above, the results indicated above would be different.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent. The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the fund closing prices of the Funds under certain circumstances;

•	determine if adjustments are required to the fund closing price of a Fund under various circumstances; and

•	if a Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price of such Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Additional Terms of the Securities (Continued)

shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)

the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Fund on any calculation day, then such calculation day for such Fund will be postponed to the first succeeding trading day for such Fund on which a market disruption event for such Fund has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Fund after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Fund. If a calculation day has been postponed eight trading days for a Fund after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Fund on such eighth trading day, the calculation agent will determine the closing price of such Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such eighth trading day. Notwithstanding a postponement of the calculation day for one Fund due to a market disruption event with respect to such Fund, the originally scheduled calculation day will remain the calculation day for the other Fund if such other Fund is not affected by a market disruption event.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on a Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Additional Terms of the Securities (Continued)

adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)        “extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the redemption amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Additional Terms of the Securities (Continued)

exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which an underlying index sponsor discontinues publication of the relevant underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the underlying index of a Fund, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of such Fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and the amount payable on the securities with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein, plus a portion of a final contingent coupon payment, if any. The redemption amount and any final contingent coupon payment will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date to but excluding the date of acceleration.

PRS-28

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is an exchange traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the performance of the Energy Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. See “Description of Exchange Traded Funds—The Energy Select Sector SPDR® Fund” in the accompanying market measure supplement for additional information about the Energy Select Sector SPDR® Fund.

Historical Information

We obtained the closing prices of the Energy Select Sector SPDR® Fund listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the Energy Select Sector SPDR® Fund for the period from January 1, 2007 to December 14, 2017. The closing price of the Energy Select Sector SPDR® Fund on December 14, 2017 was $69.24. The historical performance of the Energy Select Sector SPDR® Fund should not be taken as an indication of the future performance of the Energy Select Sector SPDR® Fund during the term of the securities.

PRS-29

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

The Energy Select Sector SPDR® Fund (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the Energy Select Sector SPDR® Fund for each quarter in the period from January 1, 2007 through September 30, 2017 and for the period from October 1, 2017 to December 14, 2017.

	High	Low	Last
2007
First Quarter	$61.00	$54.05	$60.24
Second Quarter	$71.10	$60.87	$69.05
Third Quarter	$75.70	$65.05	$74.94
Fourth Quarter	$80.40	$71.16	$79.22
2008
First Quarter	$80.40	$67.27	$73.80
Second Quarter	$90.25	$75.10	$88.36
Third Quarter	$88.97	$61.65	$63.77
Fourth Quarter	$62.36	$40.00	$47.84
2009
First Quarter	$51.95	$38.12	$42.46
Second Quarter	$53.95	$43.36	$48.07
Third Quarter	$55.89	$44.52	$53.92
Fourth Quarter	$59.76	$51.97	$57.01
2010
First Quarter	$60.30	$53.74	$57.52
Second Quarter	$62.07	$49.68	$49.68
Third Quarter	$56.31	$49.38	$56.06
Fourth Quarter	$68.25	$56.11	$68.25
2011
First Quarter	$80.01	$67.78	$79.81
Second Quarter	$80.44	$70.99	$75.35
Third Quarter	$79.79	$58.59	$58.59
Fourth Quarter	$73.04	$56.55	$69.13
2012
First Quarter	$76.29	$69.46	$71.73
Second Quarter	$72.42	$62.00	$66.37
Third Quarter	$76.57	$64.96	$73.48
Fourth Quarter	$74.94	$68.59	$71.44
2013
First Quarter	$79.99	$72.86	$79.32
Second Quarter	$83.28	$74.09	$78.36
Third Quarter	$85.30	$78.83	$82.88
Fourth Quarter	$88.51	$81.87	$88.51
2014
First Quarter	$89.06	$81.89	$89.06
Second Quarter	$101.29	$88.45	$100.10
Third Quarter	$100.58	$90.62	$90.62
Fourth Quarter	$88.77	$73.36	$79.16
2015
First Quarter	$82.29	$72.86	$77.58
Second Quarter	$82.94	$74.64	$75.16
Third Quarter	$74.54	$59.22	$61.20
Fourth Quarter	$71.40	$58.78	$60.55
2016
First Quarter	$63.75	$51.80	$61.92
Second Quarter	$69.50	$60.18	$68.24
Third Quarter	$71.80	$65.27	$70.61
Fourth Quarter	$77.83	$67.77	$75.32
2017
First Quarter	$76.17	$68.24	$69.90
Second Quarter	$70.90	$63.95	$64.92
Third Quarter	$68.49	$62.00	$68.48
October 1, 2017 to December 14, 2017	$70.25	$67.08	$69.24

PRS-30

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

SPDR® S&P® Oil & Gas Exploration & Production ETF

The SPDR® S&P® Oil & Gas Exploration & Production ETF is issued by The SPDR Series Trust, a registered open-end management investment company. The SPDR® S&P® Oil & Gas Exploration & Production ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Oil & Gas Exploration & Production Select Industry Index. For a description of the S&P Oil & Gas Exploration & Production Select Industry Index, please see “S&P® Oil & Gas Exploration & Production Select Industry Index” below.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Fund under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The SPDR® S&P® Oil & Gas Exploration & Production ETF is listed on the NYSE Arca, Inc. under the ticker symbol “XOP.”

This pricing supplement relates only to the securities offered hereby and does not relate to the Fund. We have derived all disclosures contained in this pricing supplement regarding the Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Fund in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Fund (and therefore the price of the Fund at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Fund could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The S&P® Oil & Gas Exploration & Production Select Industry Index

We obtained all information contained in this pricing supplement regarding the S&P Oil & Gas Exploration & Production Select Industry Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”), the sponsor of the S&P Oil & Gas Exploration & Production Select Industry Index. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P Oil & Gas Exploration & Production Select Industry Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P Oil & Gas Exploration & Production Select Industry Index in connection with the offer and sale of the securities.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC owns the S&P Indices business and the Dow Jones Indexes business, including the S&P Oil & Gas Exploration & Production Select Industry Index.

General

The S&P Oil & Gas Exploration & Production Select Industry Index (the “S&P Oil & Gas Index”) is an equally-weighted index that is designed to measure the performance of the following sub-industry groups of the S&P® Total Market Index (the “S&P TM Index”): integrated oil & gas, oil & gas exploration & production and oil & gas refining & marketing. The S&P TM Index is a benchmark that measures the performance of the United States equity market. The S&P TM Index offers broad market exposure to companies of all market capitalizations, including all common equities listed on the NYSE, NYSE Arca, NYSE American, NASDAQ Global Select Market, NASDAQ Select Market, NASDAQ Capital Market, Bats BZX, Bats BYX, Bats EDGA, Bats EDGX or IEX. Only United States companies are eligible for inclusion in the S&P TM Index. The S&P Oil & Gas Index is one of the 21 S&P Select Industry Indices (collectively, the “Select Industry Indices” and each, a “Select Industry Index”), each designed to measure the performance of a sub-industry or group of sub-industries based on the Global Industry Classification Standards (“GICS”). The S&P Oil & Gas Index includes companies in the following sub-industries: integrated oil & gas, oil & gas exploration & production and oil & gas refining &

PRS-31

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

The SPDR® S&P® Oil & Gas Exploration & Production ETF (Continued)

marketing. Each of the component stocks in the S&P Oil & Gas Index is a constituent company within the oil & gas exploration & production industry of the S&P TM Index.

Index Inclusion Criteria

To be eligible for inclusion in a Select Industry Index, including the S&P Oil & Gas Index, companies must be in the S&P TM Index, must be included in the relevant GICS sub-industry and must satisfy one of the two following combined size and liquidity criteria:

•	float-adjusted market capitalization above $500 million and float-adjusted liquidity ratio (“FALR”) above 90%; or

•	float-adjusted market capitalization above $400 million and FALR above 150%.

All companies satisfying the above requirements are included in the applicable Select Industry Index. The total number of companies in each Select Industry Index should be at least 35. If there are fewer than 35 stocks in a Select Industry Index, stocks from a supplementary list of highly correlated sub-industries, that meet the market capitalization and liquidity thresholds above, are included in order of their float-adjusted market capitalization to reach 35 constituents. Minimum market capitalization requirements may be relaxed to ensure there are at least 22 companies in each Select Industry Index as of each rebalancing effective date. Existing index constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below $300 million or their FALR falls below 50%.

Eligibility Factors

Market Capitalization. Float-adjusted market capitalization should be at least $400 million for index inclusion. Existing index components must have a float-adjusted market capitalization of $300 million to remain in the index at each rebalancing.

Liquidity. The liquidity measurement used is a liquidity ratio, defined by dollar value traded over the previous 12 months divided by float-adjusted market capitalization as of the index-rebalancing date. Stocks having a float-adjusted market capitalization above $500 million must have a liquidity ratio greater than 90% to be eligible for addition to a Select Industry Index. Stocks having a float-adjusted market capitalization between $400 and $500 million must have a liquidity ratio greater than 150% to be eligible for addition to a Select Industry Index. Existing index constituents must have a liquidity ratio greater than 50% to remain in a Select Industry Index at the quarterly rebalancing. The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history.

Domicile. Only U.S. companies are eligible for inclusion in the Select Industry Indices.

Takeover Restrictions. At the discretion of S&P, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a company may be excluded from the eligible universe or removed from the applicable Select Industry Index.

Turnover. S&P believes turnover in index membership should be avoided when possible. At times a company may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to a Select Industry Index, not for continued membership. As a result, an index constituent that appears to violate criteria for addition to a Select Industry Index will not be deleted unless ongoing conditions warrant a change in the composition of the applicable Select Industry Index.

Sector Classification. A Select Industry Index includes companies in the applicable GICS sub-industries.

Index Construction and Calculations

The Select Industry Indices are equally-weighted, with adjustments to constituent weights to ensure concentration and liquidity requirements, and calculated by the divisor methodology. The initial divisor is set to have a base index value of 1000 on December 17, 1999. The index value is simply the index market value divided by the index divisor. In order to maintain index series continuity, it is necessary to adjust the divisor at each rebalancing.

Constituent Weightings

At each quarterly rebalancing, stocks are initially equally-weighted using closing prices as of the second Friday of the last month of quarter as the reference price. Adjustments are then made to ensure that there are no stocks whose weight in the applicable Select Industry Index is more than can be traded in a single day for a $500 million portfolio.

S&P calculates a maximum basket liquidity weight for each stock in the applicable Select Industry Index using the ratio of its three-month median daily value traded to its applicable theoretical portfolio value. Each stock’s weight in the applicable Select Industry Index is, then, compared to its maximum basket liquidity weight and is set to the lesser of its maximum basket liquidity weight or its initial equal weight. All excess weight is redistributed across the applicable Select Industry Index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in the applicable Select Industry Index has a weight greater than 4.5%. This step of

PRS-32

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

The SPDR® S&P® Oil & Gas Exploration & Production ETF (Continued)

the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. In such cases, S&P will make no further adjustments.

Timing of Changes

Additions. Companies are added between rebalancings only if a deletion in the applicable Select Industry Index causes the stock count to fall below 22. In those cases, each stock deletion is accompanied with a stock addition. The new company will be added to the applicable Select Industry Index at the weight of the deleted constituent. In the case of mergers involving at least one index constituent, the merged company will remain in the applicable Select Industry Index if it meets all of the eligibility requirements. The merged company will be added to the applicable Select Industry Index at the weight of the pre-merger index constituent. If both companies involved in a merger are index constituents, the merged company will be added at the weight of the company deemed the acquirer in the transaction. In the case of spin-offs, the applicable Select Industry Index will follow the S&P TM Index’s treatment of the action. If the S&P TM Index treats the pre- and post-spun company as a deletion/addition action, using the stock’s when-issued price, the applicable Select Industry Index will treat the spin-off this way as well.

Deletions. A company is deleted from the applicable Select Industry Index if the S&P TM Index drops the constituent. If a constituent deletion causes the number of companies in the relevant index to fall below 22, each stock deletion is accompanied with a stock addition. In case of GICS changes, where a company does not belong to a qualifying sub-industry after the classification change, it is removed from the applicable Select Industry Index at the next rebalancing.

Index Maintenance

The membership of the Select Industry Indices is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights.

The tables below summarize the types of index maintenance adjustments and indicate whether or not an index adjustment is required.

S&P TM Index Actions

S&P TM Index Action	Adjustment Made to index	Divisor Adjustment?
Constituent deletion	If the constituent is a member of the applicable Select Industry Index, it is dropped.	Yes

Constituent addition

Only in cases where the deletion causes the component count to fall below 22 stocks, then the dropped stock is accompanied by an add assuming the weight of the dropped stock.

For equal and modified market cap weighted indices, when a stock is removed from an index at a price of $0.00, the stock’s replacement will be added to the index at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.

No, except in the case of stocks removed at $0.00

Share changes between quarterly share adjustments	None.	No

Quarterly share changes	There is no direct adjustment, however, on the same date the applicable Select Industry Index rebalancing will take place.	Only because of the index rebalancing.

GICS change	None. If, after the GICS change, a company no longer qualifies to belong to the applicable Select Industry Index, it is removed at the next rebalancing.	No

PRS-33

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

The SPDR® S&P® Oil & Gas Exploration & Production ETF (Continued)

Corporate Actions

Corporate Action	Adjustment Made to index	Divisor Adjustment?
Spin-off	In general, both the parent company and spin-off companies will remain in the index until the next index rebalancing, regardless of whether they conform to the theme of the index. When there is no market-determined price available for the spin, the spin is added to the index at zero price at the close of the day before the ex-date.	No

Rights Offering	The price is adjusted to the price of the parent company minus (the price of the rights subscription/rights ratio). Index shares change so that the company’s weight remains the same as its weight before the rights offering.	No

Stock Dividend, Stock Split, Reverse Stock Split	Index shares are multiplied by and price is divided by the split factor.	No

Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	None.	No

Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

PRS-34

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

The SPDR® S&P® Oil & Gas Exploration & Production ETF (Continued)

Historical Information

We obtained the closing prices of the SPDR® S&P® Oil & Gas Exploration & Production ETF listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the SPDR® S&P® Oil & Gas Exploration & Production ETF for the period from January 1, 2007 to December 14, 2017. The closing price of the SPDR® S&P® Oil & Gas Exploration & Production ETF on December 14, 2017 was $34.48. The historical performance of the SPDR® S&P® Oil & Gas Exploration & Production ETF should not be taken as an indication of the future performance of the SPDR® S&P® Oil & Gas Exploration & Production ETF during the term of the securities.

PRS-35

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

The SPDR® S&P® Oil & Gas Exploration & Production ETF (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the SPDR® S&P® Oil & Gas Exploration & Production ETF for each quarter in the period from January 1, 2007 through September 30, 2017 and for the period from October 1, 2017 to December 14, 2017.

	High	Low	Last
2007
First Quarter	$40.98	$35.39	$40.58
Second Quarter	$48.98	$40.94	$45.71
Third Quarter	$48.36	$41.66	$46.98
Fourth Quarter	$53.28	$47.66	$52.06
2008
First Quarter	$55.83	$44.79	$53.73
Second Quarter	$71.31	$54.44	$70.15
Third Quarter	$70.93	$42.68	$44.83
Fourth Quarter	$43.38	$22.97	$29.64
2009
First Quarter	$33.48	$23.41	$26.60
Second Quarter	$38.25	$27.54	$31.72
Third Quarter	$39.61	$28.51	$38.62
Fourth Quarter	$43.36	$36.91	$41.21
2010
First Quarter	$44.07	$39.22	$42.13
Second Quarter	$45.82	$38.57	$38.99
Third Quarter	$42.85	$38.05	$42.26
Fourth Quarter	$52.71	$42.18	$52.69
2011
First Quarter	$64.50	$52.75	$64.50
Second Quarter	$64.97	$54.71	$58.78
Third Quarter	$65.24	$42.80	$42.80
Fourth Quarter	$57.56	$39.99	$52.69
2012
First Quarter	$61.34	$52.67	$56.91
Second Quarter	$57.85	$45.20	$50.40
Third Quarter	$59.35	$48.73	$55.69
Fourth Quarter	$57.38	$50.69	$54.07
2013
First Quarter	$62.10	$55.10	$60.49
Second Quarter	$62.61	$54.71	$58.18
Third Quarter	$66.47	$58.62	$65.89
Fourth Quarter	$72.74	$65.02	$68.53
2014
First Quarter	$71.83	$64.04	$71.83
Second Quarter	$83.45	$71.19	$82.28
Third Quarter	$82.08	$68.83	$68.83
Fourth Quarter	$66.84	$42.75	$47.86
2015
First Quarter	$53.94	$42.55	$51.66
Second Quarter	$55.63	$46.43	$46.66
Third Quarter	$45.22	$31.71	$32.84
Fourth Quarter	$40.53	$28.64	$30.22
2016
First Quarter	$30.96	$23.60	$30.35
Second Quarter	$37.50	$29.23	$34.81
Third Quarter	$39.12	$32.75	$38.46
Fourth Quarter	$43.42	$34.73	$41.42
2017
First Quarter	$42.21	$35.17	$37.44
Second Quarter	$37.89	$30.17	$31.92
Third Quarter	$34.37	$29.09	$34.09
October 1, 2017 to December 14, 2017	$36.83	$32.25	$34.48

PRS-36

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or

PRS-37

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Benefit Plan Investor Considerations (Continued)

holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-38

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash at its stated principal amount and hold it as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a “real estate investment trust”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences or the potential application of the Medicare tax on investment income. You should consult your tax adviser concerning the application of the U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a prepaid derivative contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities. Unless otherwise stated, the following discussion is based on the treatment of the securities as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

PRS-39

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

United States Federal Tax Considerations (Continued)

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of Coupon Payments. Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. For this purpose, the amount realized does not include any coupon paid at retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if you have held the securities for more than one year at the time of the sale, exchange or retirement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, (i) regardless of your regular method of tax accounting, in each year that you held the securities you would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, and (ii) any gain on the sale, exchange or retirement of the securities would be treated as ordinary income. Even if the securities are treated for U.S. federal income tax purposes as prepaid derivative contracts rather than debt instruments, the IRS could treat the timing and character of income with respect to coupon payments in a manner different from that described above.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge; and appropriate transition rules and effective dates. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

PRS-40

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

United States Federal Tax Considerations (Continued)

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition of a security, (ii) a former citizen or resident of the United States or (iii) a person for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2017 or 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP

PRS-41

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

United States Federal Tax Considerations (Continued)

income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends. Because the treatment of the securities is unclear, it is also unclear whether and how the FATCA rules apply to the securities. However, it would be prudent to assume that withholding agents will treat coupon payments, and potentially other payments, with respect to the securities as subject to FATCA. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

PRS-42

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR®

Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF due December 17, 2021

Supplemental Plan of Distribution

We expect that delivery of the securities will be made against payment therefor on or about the issue date specified in this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days after the date the securities are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities at any time prior to the second business day preceding the issue date will be required, by virtue of the fact that the securities will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

PRS-43